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                                                                    Exhibit 10.5

                                    GUARANTY

     GUARANTY, dated as of December 7, 1995, made by Oliver L. North, an individual resident of the State of Virginia, having a principal residence at Narnia Farm, Route 1, Box 560, Bluemont, Virginia 22012 (the "Guarantor"), in favor of Creditanstalt Corporate Finance, Inc. having an office at Two Greenwich Plaza, Greenwich, Connecticut 06830 ("CCFI");

     At the Guarantor's request, CCFI has agreed to make a revolving line of credit (the "Loans") to Guardian Technologies International, Inc., a Virginia corporation (the "Borrower"), under that certain Agreement dated as of December 7, 1995 among the Borrower, the Guarantor and CCFI (the "Agreement"); and

     It is a condition to the making of the Loans that the Guarantor execute and deliver this Guaranty to CCFI;

     NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

     1. Agreement of Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees to CCFI the payment, when due, of all of the obligations and liabilities of the Borrower to CCFI for principal, interest, fees or otherwise under and in connection with the Loans, regardless of their amounts, the Agreement, the Note referred to therein, and each of the other documents or instruments entered into or delivered in connection therewith (the "Documents"), and any other payment or indemnification to be made by the Borrower pursuant to or in connection with the Loans (all of the foregoing being hereinafter referred to as the "Guaranteed Obligations"). All such payments with respect to all Guaranteed Obligations shall be made to CCFI at its office at 245 Park Avenue, New York, New York 10167 or such other place as may be notified in writing to the Guarantor by CCFI, in U.S. Dollars and in immediately available funds.

     The obligations of the Guarantor under this Guaranty are direct and primary obligations and shall not be discharged for any reason until CCFI has been indefeasibly paid in full. Without limiting the generality of the foregoing, the obligations of the Guarantor shall remain in force notwithstanding: (a) any invalidity, illegality or unenforceability of, or any defect in, any of the Documents or any defense which the Borrower or any successor thereof may have with respect thereto or with respect to any collateral therefor, if any, (b) the existence or absence of any legal action to enforce the Guaranteed Obligations or the Documents or any security thereof, or (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a guarantor or surety of any type.

     This Guaranty is several and independent of, and may be enforced regardless of any other obligation (direct or contingent) of the Guarantor or any other Person (such term to include any person, partnership, corporation, association or other legal or governmental entity, agency or instrumentality) with respect to the Guaranteed Obligations.


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     2. Subordination.  If and to the extent that the Guarantor makes any payment hereunder, any claim which the Guarantor may have by reason thereof shall be subject and subordinate to the prior payment in full of all of the Guaranteed Obligations. The Guarantor shall not, after a claim has been made pursuant to this Guaranty, claim from the Borrower or any other guarantor of the Guaranteed Obligations or with respect to any of their respective properties, any sums which may be owing to the Guarantor or have the benefit of any setoff, counterclaim, composition or payment by the Borrower until all Guaranteed Obligations and all other obligations of the Guarantor hereunder shall have been paid in full. Should any payment, distribution, security or the benefit of proceeds thereof be received by the Guarantor upon or with respect to amounts due to it from the Borrower or any other guarantor of the Guaranteed Obligations after a claim has been made pursuant to this Guaranty and prior to the payment in full of the amounts due to CCFI, the Guarantor will forthwith deliver the same to CCFI in precisely the form received (except for endorsement or assignment where necessary), for application in or towards repayment of the Guaranteed Obligations to CCFI and, until so delivered, the same shall be held in trust as the property of CCFI. In the event of the failure of the Guarantor to make any such endorsement or assignment, CCFI or any of its officers or employees are hereby irrevocably authorized to make the same on behalf of the Guarantor.

     3. Waivers, etc. (a) The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor of any such liabilities, suit or taking other action or making any demand by CCFI against, and any other notice to, any party liable thereon (including the Guarantor). The Guarantor agrees that CCFI may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part: (i) change the manner, place or terms of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations so changed, extended, renewed or altered; (ii) exercise or refrain from exercising any rights against the Borrower or any other person or entity (including the Guarantor) or otherwise act or refrain from acting; (iii) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to the creditors of the Borrower (including CCFI); (iv) apply any sums by third parties in respect of any liability or liabilities of the Borrower to CCFI regardless of what liability or liabilities of the Borrower remain unpaid; and/or (v) consent to or waive any breach of, or any act, omission or default under or modify or amend any provision of, the Documents so long as the principal amount of the Loans is not increased without the written consent of the Guarantor. The Guarantor further acknowledges that the Guarantor has not relied on any collateral security which may be granted to CCFI by the Borrower in order to issue this Guaranty, and agrees that this Guaranty shall at all times remain in effect with respect to the Guaranteed Obligations whether the Guaranteed Obligations are secured or unsecured. Nothing herein shall be deemed to be a modification of the terms of the Agreement.



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     (b) The Guarantor hereby waives any right of subrogation which it may have with respect to any payment it may have made to CCFI in respect of the Loans or the Documents.

     4. Agreement. Without the prior written consent of CCFI, the Guarantor will not, until the Agreement is terminated and all Guaranteed Obligations and all other obligations of the Guarantor hereunder are paid in full, hold directly or indirectly less than 22% of the capital stock of the Borrower having voting power for the election of the directors of the Borrower (other than as a result of the private placement of such capital stock as approved by
CCFI).

     5. Representation. (a) The Guarantor is an individual resident of the State of Virginia.

     (b) The Guarantor has the power to own his assets, to conduct his business as now conducted, and to enter into and perform the provisions of this Guaranty.

     (c) The entering into and performance by the Guarantor of the Guaranty does not contravene any existing law or any legal order applicable to, or license or permit granted to, the Guarantor, or any agreement or instrument to which the Guarantor is a party or to which he or any of his assets is subject.

     (d) No consent or authorization by any governmental or monetary authority in the jurisdiction where the Guarantor is conducting his business is required in connection with the execution delivery or enforcement of this Guaranty.

     (e) This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     (f) The Guarantor owns, directly or indirectly, no less than 22% of the issued and outstanding capital stock of the Borrower having voting power for the election of the members of the Board of Directors of the Borrower, and shall continue to own at least such percentage so long as any of the Guaranteed Obligations shall be outstanding (other than as a result of the private placement of such capital stock as approved by CCFI).

     (g) The Guarantor hereby acknowledges that the Guarantor has not relied on any representation of CCFI with respect to the Borrower or the existence, perfection or priority of any security interest which CCFI may now or in the future have in any property of the Borrower, and the Guarantor agrees that its obligations hereunder shall be independent of any such security interest, if any.

     (h) The financial statements of the Guarantor which have been furnished to CCFI and fairly present the financial condition and the results of operations of the Guarantor as at the end of and for the reporting period covered thereby. There are no material liabilities or any material unrealized or anticipated losses from unfavorable commitments which are not disclosed in such financial statement. There has been no material adverse change in the financial condition



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of the Guarantor from that set forth in such financial statements.
There are no legal proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or his obligations hereunder, and no defaults by the Guarantor with respect to any agreement or instrument to which he is a party or to which he or his assets are subject, which might result in such a material adverse change.

     6. Payment of Expenses, etc. The Guarantor hereby agrees to pay for all out-of-pocket costs and expenses of CCFI arising in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and expenses of counsel for CCFI), and all stamp taxes (including interest and penalties, if any) which may be payable in respect of this Guaranty or of any modification or enforcement of this Guaranty. This Section 6 shall survive the repayment of the Guaranteed Obligations and the termination of this Guaranty.

     7. Modification. This Guaranty may be modified only by an instrument in writing signed by the parties hereto.

     8. Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall be construed in accordance with, and be governed by, the laws of the State of New York, without regard to its conflict of law principles.

     9. Notices. Communications given to any party in connection with this Guaranty shall be effective when delivered at its address set forth immediately below, as the same may be changed by written notice to the other party. No other method of giving notice is hereby precluded. Written communications may be in any form of writing howsoever transmitted.

        Guardian Technologies International, Inc.
        45472 Holiday Drive
        Sterling, VA 20166
        Attention: Oliver L. North
        Telephone: (703) 709-6635
        Telecopy:  (703) 709-7904

        Oliver L. North
        Narnia Farm, Route 1
        Box 560
        Bluemont, Virginia 22012
        Telephone: (703) 709-6635
        Telecopy:  (703) 709-7904




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             Copy to:  (not constituting notice)

             Nicole Seligman, Esq.
             Williams & Connolly
             725 12th Street, N.W.
             Washington, D.C. 20005
             Telephone: (202) 434-5000
             Telecopy:  (202) 434-5029

             Creditanstalt Corporate Finance, Inc.
             2 Greenwich Plaza
             Greenwich, CT 06830
             Attention: Dennis C. O'Dowd
             Telephone: (203) 861-6593
             Telecopy:  (203) 861-6594/6595

             Copy to:

             Creditanstalt Corporate Finance, Inc.
             245 Park Avenue - 27th Floor
             New York, NY 10167
             Attention: Martin Mittag
             Telephone: (212) 856-1060
             Telecopy:  (212) 856-1699

     10. Waiver. CCFI's rights, powers, privileges and remedies under or in connection with this Guaranty are cumulative and not exclusive and shall not be waived, precluded or limited by, any failure or delay in the exercise thereof, or by any course of dealing between the Guarantor and CCFI. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of CCFI to any other or further action in any circumstances without notice or demand.

     11. Benefit of Guaranty. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Guarantor may not transfer or assign any or all of his rights or obligations hereunder without the prior written consent of CCFI.

     12. Consent to Jurisdiction. The Guarantor agrees that any legal action or proceeding against the Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the U.S. District Court for the Southern District of New York, as CCFI in its sole discretion may elect, and by execution and delivery of this Guaranty, the Guarantor accepts, for himself and in respect of his property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.


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     The Guarantor hereby irrevocably consents to the service of process in any such suit, action or proceeding brought in New York by the mailing thereof, by CCFI, by United States registered or certified mail, postage prepaid, to the Guarantor at his address set forth below, such service to become effective five days after such mailing. Nothing herein shall affect the right of CCFI to bring legal action or proceedings in any other court of competent jurisdiction. In addition, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in the State of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF CCFI, THE BORROWER OR THE GUARANTOR RELATING HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CCFI'S MAKING THE LOAN.

     IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date first above written.



                           By   /s/ Oliver L. North
                                ------------------------------------
                                      Oliver L. North

CREDITANSTALT CORPORATE FINANCE, INC.

By  /s/ Dennis C. O'Dowd
  ----------------------------------
    Name:   Dennis C. O'Dowd
    Title:  Co-Chief Executive USA

By  /s/ Martin Mittag
  ----------------------------------
    Name:    Martin Mittag
    Title:   Deputy Chief Executive USA



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